SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

FAHNESTOCK VINER HOLDINGS INC.
(Exact name of Issuer as Specified in its Charter)

Ontario, Canada ------98-0080034

(State or Other Jurisdiction of ------(I.R.S. Employer
Incorporation or Organization) -------Identification No.)

P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada M4R 1K8
(Address, including zip code, of registrant’s principal executive office)

FAHNESTOCK & CO. INC. 401(k) PLAN
(Full title of the plan)

Elaine K. Roberts
Fahnestock Viner Holdings Inc.
P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada M4R 1K8

Telephone (416) 322-1515
(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be Registered (1) - Class A non-voting shares

Amount to be registered - 56,000

Proposed maximum offering price per share (1) - $26.21

Proposed maximum aggregate offering price - $13,572,000

Amount of registration fee (1) - $135.04

(1) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee relating to the Common Stock being registered have been based on the closing price of the Common Stock as reported by The New York Stock Exchange ("NYSE") on December 11, 2002.

EXPLANATORY NOTE

This Registration Statement relates to additional shares of Class A non-voting shares (the "Class A Shares") of Fahnestock Viner Holdings Inc., an Ontario corporation (the "Company"), to be offered and sold to Fahnestock & Co. Inc. 401(k) Plan (the "Plan"). A registration statement (the "Plan Registration Statement") relating to Class A Shares to be offered and sold to the Plan was filed with the Securities and Exchange Commission (the "SEC") on May 27, 1998 (no.333-53645).

In accordance with General Instruction E to Form S-8, the Plan Registration Statement is incorporated herein by reference and made a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of December, 2002.

FAHNESTOCK VINER HOLDINGS INC.
(Registrant)

By: /s/ E. K. Roberts
E. K. Roberts,
President, Treasurer,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Elaine K. Roberts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature - Title - Date

/s/ A. G. Lowenthal - Chairman of the Board, Chief Executive Officer,Director - December 13, 2002
A. G. Lowenthal

/s/ E. K. Roberts - President, Treasurer, Chief Financial Officer,Director - December 13, 2002
E. K. Roberts

/s/A. W. Oughtred - Secretary, Director - December 13, 2002
A. W. Oughtred

/s/J. L. Bitove - Director - December 13, 2002
J.L. Bitove

/s/R. Crystal - Director - December 13, 2002
R. Crystal

/s/K. W. McArthur - Director - December 13, 2002
K. W. McArthur

/s/B. Winberg - Director - ecember 13, 2002
B. Winberg

Pursuant to the requirements of the Securities Act of 1933, as amended the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of December, 2002.

FAHNESTOCK & CO. INC. 401(k) PLAN

BY: /s/ A.G. Lowenthal
A.G. Lowenthal, as Trustee of the
Fahnestock & Co. Inc. 401(k) Plan

BY: /s/ R.M. Neuhoff
R.M. Neuhoff, as Trustee of the
Fahnestock & Co. Inc. 401(k) Plan

INDEX TO EXHIBITS

Exhibits designated by an asterisk have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended and are hereby incorporated herein by reference to the pertinent prior filing.

Sequentially

Exhibit No. Description of Exhibit Numbered Page

4(a) Articles of Incorporation, as amended, of Fahnestock Viner Holdings Inc. (previously filed as an exhibit to Form 20-F for fiscal years ended December 31, 1986 and 1988).*

4(b) Fahnestock & Co. Inc. 401(k) Plan (including Trust Provisions) (previously filed as an exhibit to the Company’s registration statement on Form S-8 (no.333-22459)).*

5 Opinion of Borden Ladner Gervais LLP regarding the legality of any original issuance of common stock being registered.

23(a) Consent of PricewaterhouseCoopers LLP

23(b) Consent of PricewaterhouseCoopers LLP (401(k) Plan)

23(c) Borden Ladner Gervais LLP (included in Exhibit 5)

24 Power of Attorney (included on the signature pages of the registration statement)

28 Financial Statements and Supplemental Information for the Fahnestock & Co. Inc. 401(k) Plan for the year ended December 31, 2001 (previously filed as an exhibit to the Plan’s annual report on Form 11-K for the plan year ended December 31, 2001)) *